Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.
Omitted Information is indicated by [***]

SUPPLY AGREEMENT

REFERENCE GDN0094-23

between

EVE UAM, LLC

and

EMBRAER S.A.

and

BAE SYSTEMS CONTROLS INC.

for

EVE-100 PROGRAM

1

SUPPLY AGREEMENT

REFERENCE GDN0094-23

This Supply Agreement, effective as of June 16th, 2023 (“Effective Date”), is made and entered into by and between EVE UAM, LLC., a limited liability company organized under the laws of the State of Delaware, United States, having its principal place of business at 1400 General Aviation Drive, Melbourne, FL 32935, United States (“EVE”) and Embraer S.A., a corporation existing under the laws of the Federative Republic of Brazil, having its principal place of business at Avenida Brigadeiro Faria Lima, 2170, in the city of São José dos Campos, State of São Paulo, Brazil (“Embraer”), and BAE Systems Controls Inc., a company existing under the laws of the state of Delaware and having its principal place of business at 1098 Clark Street, Endicott, New York, 13760 (“Supplier”), is in regard to the manufacture and supply of certain aeronautical products for use in the Buyer EVE-100 Program (as defined below).

EVE and Embraer are hereinafter collectively referred to as “Buyer”.

RECITALS

WHEREAS, EVE is engaged in the urban air mobility (“UAM”) industry, and is or may be in the process of designing and manufacturing certain types of an advanced aircraft with electric vertical takeoff and landing vehicle capabilities known as eVTOL and EVE-100;

WHEREAS, eVTOL is a passenger or cargo aircraft with electric propulsion with vertical take-off and landing capabilities;

WHEREAS, Embraer and EVE have entered into a Master Services Agreement establishing that Embraer will render services to EVE for the selection of suppliers of EVE;

WHEREAS, Buyer issued a request for proposal to invite bidders to participate in the Program;

WHEREAS, Supplier sent to Buyer a proposal that indicates that Supplier is willing and able to participate in the Program;

WHEREAS, Supplier agrees to provide certain design, development, integration, interfacing with Other Program Participants and suppliers, certification and support to certification (as applicable), manufacture, sales support, Product, Spare Parts and Customer Support, improvements and retrofits, in relation to certain aeronautical goods as described herein below;

WHEREAS, Supplier agrees to share certain risks concerning the Program and perform certain other efforts for the benefit of the Program;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, receipt of which is acknowledged by each Party hereto, the Parties agree as follows:

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3

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PART 1 - DEFINITIONS AND EXHIBITS

1.1 Definitions

For purposes of this Agreement, the following terms will have the meaning as set forth below. As required by the context, defined terms expressed in the singular form deems to refer to the plural form and vice versa. The words “Clause”, “Paragraph”, “Article”, “Section”, “Exhibit” and like references are references to this Agreement, unless otherwise specified. Any references to this Agreement or to any other agreement, exhibit, instrument or document will include any and all amendments, modifications, supplements or substitutions that may be made from time to time to this Agreement or to any such agreement, exhibit, instrument or document, all as permitted by this Agreement, unless otherwise specified.

1.1.1	“Agreement”, “hereof”, “hereto”, “herein” and similar terms mean or refer to this Supply Agreement and its respective Exhibits and other documents attached to this Supply Agreement, as well as all amendments, modifications and supplements hereto;
1.1.2	“Aircraft” means the aircraft which are or will be designed and manufactured by Buyer, known as eVTOL and the EVE-100, or any substitute designation for such aircraft as selected by Buyer;
1.1.3	“Aircraft Certification” means the type certification of the Aircraft issued by ANAC, EASA, FAA, TCCA, and any other Airworthiness Authority, if applicable;
1.1.4	“Airworthiness Authority” means ANAC, EASA, FAA, TCCA (as these are defined herein) or such other airworthiness authority by which the Products may be certified, pursuant to the Technical Requirements;
1.1.5	“ANAC” means Agência Nacional de Aviação Civil, the Brazilian Airworthiness Authority or any successor thereof;
1.1.6	“AOG” means “Aircraft on Ground”, and that such Aircraft is unable to continue (or return to) service until appropriate action is taken;
1.1.7	“Background IP” means the Intellectual Property: (a) owned or controlled by a Party prior to the Effective Date; (b) acquired or created, conceived, invented, authored, discovered, or otherwise developed by a Party at any time independently from the performance of this Agreement; or (c) Third Party Licensed IP licensed to a Party;
1.1.8	“Buyer’s Designated Company” or “BDC” means any company designated by Buyer which is involved in support solution programs concerning the Products;
1.1.9	“Buyer’s Foreground IP” means [***]
1.1.10	"Buyer Furnished Property" or “BFP” means all property furnished by Buyer to Supplier;
1.1.11	"Buyer Group" means Embraer S.A./EVE and/or any Embraer's/EVE’s subsidiary or affiliate entity;
1.1.12	“Buyer’s Logistics Provider” means the logistics service provider contracted by Buyer for the transport of all Products, Spare Parts and Technical Publications;
1.1.13	“Buyer Owned Tooling” means all tooling owned by the Buyer.
1.1.14	“Buyer’s Features” means: [***]
1.1.15	“Buyer Use Tooling” means the tooling used exclusively by Buyer;
1.1.16	“Change(s)” mean(s) any modification to the Aircraft or any Product to comply with requirements set forth in this Agreement;
1.1.17	“Change Order” means any order for a Change, Improvement or Correction issued under this Agreement;
1.1.18	"Common Use Tooling" means all tooling required for use by both Supplier and Buyer for the purposes of assembly, disassembly and/or check of the Product;
1.1.19	“Component” means a LRU or any item of its breakdown including Piece Part, executable software and/or parts thereof;
1.1.20	“Corrected Product” means any Product which has been modified or corrected in accordance with the provisions set forth in this Agreement;
1.1.21	“Correction” means either (i) the correction or modification required to make any Products or Services to be provided by Supplier in connection with this Agreement, including, without limitation, Products, Spare Parts and Technical Publications, comply with the requirements of this Agreement or (ii) the replacement of any Products or Services to be provided by Supplier in connection with this Agreement, including, without limitation, Spare Parts and Technical Publications, which do not comply with the requirements of this Agreement by Products or Services which do so comply;

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1.1.22	“Critical Design Review” or “CDR” means the event in which is performed a critical design review assessment to confirm that the maturity of the design is appropriate to proceed with Product manufacturing, assembly, integration, and test as further detailed in the Exhibit I;
1.1.23	“Customer” means any owner, lessee or operator of an Aircraft, or an appointee of such owner, lessee or operator;
1.1.24	“Customer Support” means all activities required to be carried out by Supplier to give support to Buyer Group and/or Customers in relation to the Products and/or Services, as set forth in this Agreement and its Exhibits, especially in the Product Support Agreement;
1.1.25	“Deliverable” means any Supplier obligation to be performed hereunder;
1.1.26	“Derivative Aircraft” means any aircraft that derived from the Aircraft, with electric vertical takeoff and landing vehicle capabilities,
1.1.27	“Disclosed Background IP” means a Party`s Background IP that has been disclosed or otherwise provided to the other Party under this Agreement;
1.1.28	“EASA” means the European Aviation Safety Agency, the airworthiness authority of the European Union or any successor thereto;
1.1.29	“Engineering Team” means a multidisciplinary group of individuals designated by Buyer who are collectively responsible for integrating a function within the Aircraft (e.g. hydraulic power, electrical generation, propulsion, or tests execution). The composition of an Engineering Team may be modified by Buyer in its sole discretion and may vary according to the nature of the function in issue;
1.1.30	“Entry into Service” or “EIS” means the Aircraft delivery date to the first Customer;
1.1.31	“Exhibit” means those documents, individually or jointly, as listed in Section 1.2 hereof and which are an integral part of this Agreement;
1.1.32	“FAA” means the United States Federal Aviation Administration or any successor thereto;
1.1.33	“Foreground IP” means all Intellectual Property that is created, conceived, invented, authored, discovered, or otherwise developed by or on behalf of a Party as a direct result of this Agreement, excluding any Background IP.
1.1.34	GSE” or “Ground Support Equipment” means any tool, tooling, special devices or equipment required to support the production, operation and/ maintenance of the Aircraft and all its equipment, goods and parts, including special GSEs or commercial of the shelf GSEs (“COTS GSEs”), to be furnished by Supplier to Buyer under the terms hereof;
1.1.35	“Improvement” means a change implemented in the Product to increase the Aircraft or Product’s performance or competitiveness in the market;
1.1.36	“Intellectual Property” means all intellectual property and industrial property rights arising under the laws of any jurisdiction, including (but excluding Trademarks): (a) patents, patent applications, industrial designs and statutory invention registrations and similar rights in inventions, (b) copyrights and all rights in any original works of authorship that are within the scope of any applicable copyright law, (c) rights in data, databases, and software and (d) trade secret and intellectual property rights in confidential information or Proprietary Information;
1.1.37	“Life of Program” includes development and production (starting at the delivery of the first Product) and support of the EVE-100 Product continuing until five (5) Aircraft fitted with the Product in the field or fifteen (15) years after the delivery of the last production Aircraft fitted with the Product, whichever is later.
1.1.38	“LRM” means “Line Replaceable Module”, which is a module that can be readily changed on an Aircraft during a maintenance operation and is part of an LRU;
1.1.39	“LRU” means “Line Replaceable Unit”, which is a unit or a portion or a Component of the Product that can be readily changed on an Aircraft during line maintenance operations;
1.1.40	“Major Change” means [***]
1.1.41	“Material Review Board” or “MRB” means a group of specialists from Buyer’s quality and engineering departments formally constituted, under the coordination of the quality department, whose function is to review, evaluate, determine the disposition of nonconforming material, and request corrective actions;
1.1.42	“Minor Change” means [***]

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1.1.43	“Obsolescence” means the discontinuation of availability or usefulness of a Component in the production or support of the Aircraft.
1.1.44	“OEM” means Original Equipment Manufacturer;
1.1.45	“Other Program Participants” or “OPP” means any third party responsible for a function or for a supply of Aircraft parts or Components for the Program;
1.1.46	“Parties” mean Buyer and Supplier, taken collectively;
1.1.47	“Party” means each of Buyer and Supplier, individually;
1.1.48	“Piece Part” means a subassembly or discreet Component used in production, maintenance and Correction in support of LRUs and LRMs;
1.1.49	“Preliminary Design Review” or “PDR” means the event in which is performed a preliminary design review assessment to verify that the proposed Product design meets the functional and performance requirements and all the interfaces among Supplier’s Products, OPP’s Products and the Aircraft are proper defined to proceed with the detailed design, as further detailed in the Exhibit I;
1.1.50	“Price” means the total amount paid by Buyer to Supplier in accordance with Section 3.2 of this Agreement;
1.1.51	“Product” means all goods, including Piece Parts, executable software, parts and/or Components, or GSE for the Aircraft (including any prototype Aircraft) and/or for any simulator, as well as Technical Publications, certificates of conformance (CofC), and any other Product documentation, to be provided by Supplier under this Agreement, as further described in the Exhibits attached hereto, as may be amended from time to time and include those goods provided by the Supplier under this Agreement which are intended for Buyer Group’s use, Customer’s use, or for sale as Spare Parts or production replacements;
1.1.52	“Program” means all activities related to the design, development, certification, manufacturing, sales and after-sales support of the Aircraft including, Customer Support;
1.1.53	“Proprietary Information” means all information or data, whether or not marked or otherwise specified as proprietary or confidential, related to the Program which concerns a Party’s technology, trade secrets, know-how, existing or future products, financial or corporate information. This information may include, but is not limited to, information relating to inventions, computer software programming and technology, research, development of new products, engineering, manufacturing processes, purchasing data, make-or-buy plans, business plans, accounting, marketing, sales or pricing data. Such information or data may be contained in materials such as drawings, designs, engineering releases, tools, master tools, models, samples, databases, datasets, specifications, algorithms, manuals, reports, compilations, research, patent applications, computer programs, machine-readable data (such as electronic files), marketing and financial information and plans, and any information derived or compiled in whole or in part therefrom. Such information and data include, but is not limited to, information received by a Party which the Party is obligated, contractually or otherwise, to hold in confidence;
1.1.54	“PSA” means, when related to Customer Support subjects, “Product Support Agreement”, and when related to engineering activities, “
1.1.55	“Pull System” means the system for management and maintenance of an inventory level of Products, available for Buyer’s production line and/or assembly line;
1.1.56	“Purchase Order” means any purchase order issued by Buyer Group to Supplier, for the supply of Products or Services in accordance with this Agreement;
1.1.57	“Repair” means the process of repairing any defective or non-conforming Product which defect or non-conformity is solely attributable to Buyer and/or Customer;
1.1.58	“Resident Team” means the group of employees of a Party selected by such Party to work in the Program at the other Party’s facilities pursuant to Sections 6.7.2 and 6.7.3 hereof;
1.1.59	“Risk Sharing Business Relationship” means [***]
1.1.60	“Rotating-Use Tooling” means tooling that is used by Supplier and Buyer and transferred from one Party to the other according to its use (i.e. containers, dummy parts and shipping fixtures);
1.1.61	“Services” means all services to be provided by Supplier under this Agreement and its Exhibits, including Customer Support, repair, overhaul and training;
1.1.62	“Shipset” means a complete set of Products to be provided by Supplier hereunder, as defined in Exhibit A, which is necessary for the complete installation in one (1) Aircraft;
1.1.63	“Spare Parts” means Products that are intended for Buyer Group’s use, Customer’s use or Buyer Group’s sale for Customer use as spare parts;
1.1.64	“Subcontractor” means any manufacturer and/or supplier and/or authorized distributor, excluding Supplier, which manufactures and/or supplies any portion or part of the Products and/or Services, pursuant to the instructions and/or contract of Supplier;
1.1.65	“Supplier’s Features” means [***]
1.1.66	“Supplier’s Foreground IP” means [***]
1.1.67	“Supplier Use Tooling” means the tooling used exclusively by Supplier;
1.1.68	“Supplier’s Technical Proposal” means Supplier’s technical response to the Technical Requirements;
1.1.69	“System” means a combination of inter-related items arranged to perform a specific function;
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1.1.70  “TCCA” means Transport Canada, the Canadian Airworthiness Authority or any successor thereto;

1.1.71  “Technical Publications” means all data in regard to operational, maintenance, quality control or any other relevant data or part thereof, necessary or useful for the complete and satisfactory use, operation, installation, maintenance, servicing, overhaul of the Products, provided by Supplier hereunder and in accordance with the Product Support Agreement;

1.1.72  “Technical Requirements” means the technical requirements necessary to ensure the Product its design, certification, production and delivery by Supplier under this Agreement and as may be amended during the Program. The Technical Requirements are described in Exhibit B, including Supplier’s Compliance Matrix, documents named System Basic Data (SBD)– System Basic Data;

1.1.73  “Third Party Licensed IP” means Intellectual Property licensed by a third party to a Party with the right to grant sublicense(s) without: (i) violating the terms of any agreement or other arrangement with any third party; (ii) requiring any consent, approvals or waivers from any third party; or (iii) requiring the payment or granting of consideration to any third party.

1.1.74  "Tooling" and "Tools" mean Supplier-Use Tooling, Common-Use Tooling, Rotating-Use Tooling, Buyer Owned Tooling or Buyer Use Tooling.

1.1.75  “Trademarks” means any trademarks, service marks, trade names, service names, trade dress, logos, domain names, social media accounts and other identifiers of source, together with goodwill associated with any of the foregoing.

1.2 Exhibits

The following documents are attached hereto and are hereby made an integral part of this Agreement:

Exhibit A	List of Products, Shipset Price & Product Price Breakdown List
Exhibit B	Technical Requirements / System Basic Data (SBD) / Maturity Requirements
Exhibit C	Program Operational Directives
Exhibit D	Statement of Work (SOW)
Exhibit E	Manufacturing High Level Requirements / Tooling Manual
Exhibit F	Shipping Policy
Exhibit G	Product Support Agreement (PSA) – TBD
Exhibit H	Buyer’s Quality Requirements for Suppliers (EQRS) /Buyer Production Part Approval Process Verification (EPPAP)
Exhibit I	Master Phase Plan
Exhibit J	Weight Control Program
Exhibit K	Product Export Control Classification Sheet
Exhibit L	Social and Environmental Requirements - TBD
Exhibit M	Ground Support Equipment Agreement
Exhibit N	Intentionally left in blank
Exhibit O	Intentionally left in blank
Exhibit P	Intentionally left in blank
Exhibit Q	Battery Handling and Export Requirements
Exhibit R	Battery Maintainability and Maintenance Program Data
Exhibit S	Intentionally left in blank

In the event any conflict exists between the terms and conditions set forth in the Exhibits hereto and those terms and conditions of this Agreement, the terms and conditions of this Agreement will prevail. A conflict must not be deemed to exist when this Agreement and an Exhibit hereto address different or specific situations or activities.

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In the event any conflict exists between the terms and conditions of this Agreement or its Exhibits and those terms and conditions of the Supplier’s Technical Proposal, the terms and conditions of this Agreement or its Exhibits will prevail, it being understood, however, that any and all additional features set out in the Supplier’s Technical Proposal shall be included in this Agreement or its Exhibits and must therefore apply in addition to this Agreement or its Exhibits and complied with by Supplier.

Supplier will deliver or has delivered compliance matrices for each applicable Exhibit listed above which will be included as additional Attachments to each Exhibit of this Agreement.  The Parties agree that the compliance matrices are hereby incorporated by reference and will be amended through mutual agreement as needed.

”PART 2 - OBJECT OF AGREEMENT

2.1 Subject of Agreement

According to the terms and conditions of this Agreement, Supplier agrees to design, develop, qualify, industrialize, manufacture, test, provide support for certification at any Airworthiness Authority and supply the Products for use or installation on the Aircraft. Supplier must furthermore provide the Services and Customer Support in accordance with the terms of the Product Support Agreement – Exhibit G, and cooperate, as reasonably requested by Buyer, with all Other Program Participants.

Supplier acknowledges that it has made plans, subject to the percentages described below, to have capability to supply Shipsets to Buyer as follows:

[***]

Buyer does not guarantee to Supplier: (i) any minimum amounts of Products to be purchased by Buyer under this Agreement and/or under any Purchase Order; (ii) any minimum amount of money to be paid by Buyer pursuant to this Agreement, except as provided for in this Agreement; (iii) any constant or fixed number of Purchase Orders to be placed by Buyer with Supplier in any given period of time. The Parties agree that Buyer, at any time during the life of this Agreement and in its sole discretion, may purchase similar or comparable products and/or services from other suppliers, however Supplier shall be entitled to [***] of all orders placed for similar or comparable products and/or services, for [***] thereafter.

For this contract the Products, Services and manuals will be sold and or supplied to the Buyer Group only, and if authorized in writing a direct contract will be developed with Buyer Group customers.

2.2 Program Risk Sharing Conditions

With the exception of the Non-Recurring Expenditure Milestones herein, Section 2.3.1, Supplier and Buyer have a Risk Sharing Business Relationship in accordance with the terms of this Agreement.

Notwithstanding anything to the contrary herein or in any other document executed by Buyer, Buyer has no obligation or commitment whatsoever to (i) start the Program on any specific date; (ii) comply with any specific time schedule for the performance or execution of the Program; or (iii) having started the Program, to continue or complete it.

2.3 Financing Contribution for the Program

With the exception of [***], Supplier must absorb and be solely liable and responsible for [***]. Notwithstanding the foregoing, Supplier is not obligated to [***].

Supplier must comply to the requirements and procedures set forth in Exhibit M (Ground Support Equipment Agreement) for all supplier provided GSE (development program GSE, flight line GSE and GSE offered for customer sale).

The GSE Deliverable is: [***]

For all other hoists, charger, cooling carts, COTS equipment Supplier will support to define the equipment.

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[***]

Supplier acknowledges and agrees that Buyer and/or Buyer Group and/or OPPs and/or BDC will have full title to all development products, including all GSE from the moment of their delivery to Buyer and/or Buyer Group and/or OPPs and/or BDC pursuant to above terms, unless otherwise agreed to.

Except as provided for in this Agreement the Buyer does not have any obligation or liability to Supplier for [***].

2.3.1 Non Recurring Expenditure Milestones

[***]

2.4 Contribution for Aircraft Sales

(a)              Staff Training

Supplier agrees to promote Buyer’s Aircraft sales activities by providing [***] of training on the Products to Buyer’s staff and/or BDC staff and for every new Buyer customer. Such training must be held with respect to technical and operational facts as well as sales assistance and must be provided throughout the Program

(b)              Sales and Marketing Team and Integrated Business Offers

As reasonably requested by Buyer, and agreed to by the Supplier, Supplier will cooperate with Buyer on sales and marketing activities necessary to support the introduction and the long-term success of the Program, including, but not limited to, sales and marketing strategy, customer presentations, product development, exhibitions, brochures, operators conferences, and the development and submittal of integrated proposals to Customers. Such cooperation in the development of integrated business proposals must include consultation with Supplier as to the nature of non-cash concessions that would be made to support introduction of the Aircraft. Supplier will support Buyer’s sales and marketing with all Customers and use its reasonable efforts to meet all Program and campaign milestone dates which require Supplier’s support.

(c)               Joint Strategy

Supplier and Buyer will meet, at any time agreed to, upon written request of either Party, but at least twice a year, to review: Aircraft improvements, marketing and sales strategy, and production schedules.

(d)               Concession Sharing

Supplier may, but is not obligated to, contribute to Buyer’s Aircraft sales campaigns through Product price reductions and free of charge Products, as applicable to each Aircraft sales negotiation.

2.5 Deliverables

The Program is divided into phases, in accordance with the terms of Exhibit C – Operational Directives. All Program Deliverables are defined in Exhibit D – Statement of Work.

Buyer may determine any modifications, inclusions or removals of any Program Deliverables and milestones, which must be duly agreed by the Parties and will be formalized in writing. Any modification, inclusion or removal of the Program Deliverables formalized in writing by the Parties must be deemed automatically incorporated as an amendment to this Agreement.

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In the event Supplier fails to perform pursuant to the terms of this Agreement or any Amendment to Program Deliverables and milestones agreed to and executed by the Parties, a proven failure may be considered a material breach of this Agreement and Buyer is entitled to terminate this Agreement and recover damages from Supplier as permitted under Section 7 hereof unless Supplier cures such breach within thirty (30) calendar days of receiving the Buyer’s written notice of the material breach, or Supplier proves it will cure such breach within a reasonable and agreed to period of time.

2.6 Product Design, Development, Production and Aftermarket

To increase the competitiveness of the Program, Supplier agrees to maintain its Products’ competitiveness in the marketplace and compliant with the applicable governmental agencies and Airworthiness Authorities regulations. For that purpose, Supplier will use commercially reasonable and appropriate techniques and technologies available in the aerospace industry and in the field of project management for the design, development, certification, manufacturing, and support of the Products.

During the Life of the Program, Supplier agrees to use economical, environmentally compatible, and state-of-the-art technologies on the Products.

Throughout the Life of the Program, if the overall performance and competitiveness of Supplier’s Products including Services, parts and Repairs, as reasonably determined by Buyer, and agreed to by the Supplier, does not sufficiently perform or compete in the evolving market or satisfy Customers’ requirements, Supplier will submit to Buyer an Improvement Plan aimed at meeting the market demands within ninety (90) calendar days of the Buyer’s request.

In any such case, the Supplier will use commercially reasonable efforts to ensure, at any time during the Life of the Program, that any improved or upgraded Products will (i) be interchangeable with former versions of the Products, unless otherwise previously and specifically agreed in writing by Buyer, and (ii) not be subject to a more restrictive export control classification than what was identified at the execution of this Agreement (Exhibit K – Product Export Control Classification Sheet). If it is not commercially reasonable for the Supplier to provide improved or upgraded Products that are interchangeable with former versions of the Products, it will provide advanced written notice to the Buyer.

2.7 Obsolescence

Supplier will use commercially reasonable efforts to manufacture and design all Products in a manner that reduces the chance or likelihood of Obsolescence. Supplier also undertakes to implement all reasonable and relevant steps in accordance with the Product Support Agreement (Exhibit G) so as to limit the potential effects of Obsolescence, and to the extent reasonable and practicable, ensuring that updated Products are interchangeable with its previous versions and are not subject to a more restrictive export control classification than what was identified at the execution of this Agreement (Exhibit K – Product Export Control Classification Sheet). If Supplier is not able to provide an updated Product that is interchangeable with previous versions of the Product, or if it will be subject to a more restrictive export control classification, it will provide Buyer with written notice of such issues.

Supplier will remain at all times fully liable for [***]. Reasonable adjustments to [***] will be substantiated and may be made and managed pursuant to [***].

Supplier may not defer implementation of an agreed to Change to align with an Obsolescence Change unless the schedule permits such delayed implementation and is mutually agreed to by the Parties.

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2.8 Same or better conditions for other aircraft

[***]

2.9 Entry into Force

This Agreement will enter into force and effect at the Effective Date as provided in this Agreement.

PART 3 - PRICES AND PAYMENT

3.1 Currency and Currency Exchange Rate

All prices and payments referred to in this Agreement are set forth in United States Dollars (US$). No adjustments to any Prices set forth herein will be made due to [***].

3.2 Price

The Price of the Products and Non-Recurring Expenditure Milestones is set forth in Exhibit A, and Section 2.3.1 of this Agreement.

All Prices set forth in this Agreement include all taxes, imposts, fees, duties and levies, tariffs and export duties and charges of any kind, incurred by Supplier for the supply of Products to Buyer, in accordance with the terms and conditions herein.

Product Prices herein are firm and fixed until [***] and are subject to a price adjustment methodology as set forth in [***].

The payment of the Prices constitutes the sole and total amount to be paid by Buyer Group to Supplier for the Products, Deliverables, Spare Parts, GSEs, Technical Publications and all other Services and performance rendered by Supplier under this Agreement and its Exhibits.

Supplier agrees to [***]. The Parties expressly agree that this paragraph applies only to [***]. If either Party realizes the situation above happened, then the Parties will consult and mutually agree to the scope of [***], on a case by case basis.

3.3 Spare Parts for development, production line and/or assembly line and aftermarket

Supplier must provide Spare Product, LRUs to Buyer at the agreed to prices to support Program development, production line or assembly line and aftermarket.

3.4 Price Adjustments

[***]

3.4.1      Price Adjustment Formula

[***]

3.4.2      Delayed Products

In the event the delivery of a Product is delayed beyond the originally scheduled delivery date of such Product, and such delay is not defined as Excusable Delay (Section 8.2) and occurs on or after the date which allows the adjustment of the Price pursuant to Section 3.4.1 above, such adjustment will not apply.

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3.4.3      Price Reduction

3.4.3.1                       Annual Volume-based discount

[***]

3.4.3.2                       Price Reduction Table

Pricing reduction table is included in Exhibit A.

3.4.3.3                       Supplier’s Manufacturing Operations Relocation

[***]

           3.5 Payment

3.5.1      Payment Term

Buyer will pay Supplier for the Products, Services or Spare Parts supplied under this Agreement within [***] after the delivery of such Products being delivered to Buyer’s Logistic Provider as set forth in Section 4.2 (Delivery) hereof. Such payment is subject to the delivery of Products and related documentation that conform to the terms and conditions of this Agreement, especially those contained in Section 4.2, in the Shipping Policy and the Quality Requirements.

3.5.2      Right to Set-Off

Notwithstanding the foregoing and without prejudice to other rights and remedies, Buyer may set off any amounts due by Buyer to Supplier, under this Program, against [***].

PART 4 – PURCHASE ORDERS, DELIVERY, ACCEPTANCE AND RETURN

4.1 Purchase Orders

4.1.1      General

Buyer will place Purchase Orders with Supplier, confirming the purchase and setting forth the quantity, delivery dates and other specific conditions for each purchase of Products, Spare Parts, Services, Technical Publications or Customer Support to be provided under this Agreement, in accordance with the Standard Lead-Time set forth in Section 4.1.2 below. Every Purchase Order will be governed by and be deemed to include the provisions set forth in this Agreement and shall contain the reference number of this Agreement.

Purchase Orders issued by Buyer in accordance with the terms of this Agreement and Standard Lead-Time must be fully binding on Supplier. Supplier must acknowledge and accept each Purchase Order, within seven (7) calendar days after its receipt of same, provided that such Purchase Order complies with the requirements set forth in this Agreement. If an acknowledgement or acceptance notice is not received within said seven-day period, the Purchase Order will be considered accepted and effective.

For Purchase Orders (i) issued not in accordance with the Standard Lead-Time (ii) that contain special terms and conditions, applicable exclusively to those Purchase Orders, or (iii) that are in some other way inconsistent with the terms of this Agreement, Supplier must, within seven (7) calendar days from the issuance date of each Purchase Order, notify Buyer, in writing, of its acceptance or rejection of said Purchase Order. If an acknowledgement notice is not received within said seven-day period, the Purchase Order will be considered accepted and effective. Supplier may reject or withhold acceptance of any Purchase Order, until the Buyer corrects the issues with the Purchase Order. If the Supplier rejects a Purchase Order, Supplier will specify the reasons and rational for such rejection, and use reasonable efforts to suggest any changes or additions that would make such Purchase Order acceptable for Buyer consideration and analysis.

During the development phase of the Program, notwithstanding the Standard Lead-Time, for the delivery of Products and Spare Parts for prototypes, Buyer may place Purchase Orders subject to the agreed upon delivery date, which will be fully binding on Supplier, after its agreement. Buyer shall communicate all proposed updates to the Master Phase Plan (Exhibit I) and Program Deliverables, to which Supplier will make best efforts to meet the schedule update. If the Supplier agrees to the proposed updates, it will record and track those updates to ensure the timely delivery of Products during the development phase.

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Buyer must inform Supplier of Purchase Order placement or production forecast with a two-year outlook; however, Purchase Orders forecast and Aircraft production forecasts are not binding on Buyer and are merely informative.

Supplier must not, without the previous and express written consent of Buyer, change the terms of a Purchase Order, whether by addition, modification or deletion, nor must its invoices, notes or correspondence modify or alter the terms of any Purchase Order.

Buyer will accept early delivery of the Products by the Supplier up to five (5) calendar days.

4.1.2      Purchase Orders Standard Lead Time

The lead time for Purchase Order placement of the first shipset shall be [***] prior to delivery date.

The standard lead time for placement of a Purchase Order is:  [***].

4.1.3      Rescheduling

Postponement: when requested in writing by Buyer, Supplier must postpone deliveries to accommodate changes in the Aircraft production schedule, at [***]

Acceleration: when requested in writing by Buyer, Supplier must use its best efforts to accelerate Products deliveries to accommodate an increase in the Aircraft production schedule, and ability to meet requests associated with acceleration outside of lead time may be subject to [***]. In the event Supplier demonstrates it is unable to meet the Aircraft production rescheduling, Buyer has the right to look for alternatives, so as to not jeopardize the Aircraft production schedule.

4.1.4      Cancellation

[***]

4.1.5      Other Production Planning, Scheduling and Delivery Terms

The Parties may, at any time, request the other Party to support initiatives that aim to establish alternative processes for production planning, Product delivery, Purchase Order placement, lead times and supply chain management other than those terms already established on this Agreement, any substantiated cost impact to Supplier will be subject to equitable adjustment.

Supplier may be requested to implement a Pull System for planning, production and delivery process.

The timing, transition phase, items affected and detailed processes to implement the Pull System must be mutually agreed by the Parties.

4.2 Delivery

4.2.1 General

Supplier must deliver the Products or Spare Parts, and Technical Publications on the dates set forth in the respective Purchase Orders, duly packaged, FCA to the Buyer’s Logistic Provider, which shall be in the United States, according to the most updated published version of the ICC’s INCOTERMS.

In addition, Supplier must comply with the provisions of Section 8.1.1 (Export Control) and Buyer’s Shipping Policy (“Shipping Policy”). Supplier must deliver any Product required pursuant to this Agreement and necessary for updates, retrofits and support of the flight test campaign in the same condition set forth in the preceding paragraph.

If delivery of a production Product is delayed with no fault of Buyer, the Buyer may in its sole discretion decide to change the regular shipping procedure in order to expedite the delivery of the delayed production Product, Supplier must reimburse Buyer for all substantiated costs and expenses incurred by Buyer in expediting the delivery of the delayed Product.

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4.2.2 Title and Risk of Loss

Subject to Section 4.3 (Acceptance and Rejection) herein, title to and risk of any loss of, or damage to, all Products and/or Spare Parts and/or Technical Publications will pass from Supplier to Buyer upon delivery to Buyer’s U.S. based Logistic Provider as set forth in Section 4.2.1 above. For units shipped under the provisions of Exhibit G, those terms for title and risk of loss shall apply. Notwithstanding the delivery conditions established herein, Supplier must at all times be responsible for any and all loss or damage resulting from Supplier’s fault or negligence or failure to comply with the terms and conditions of this Agreement, especially those contained in the Shipping Policy.

4.2.3 Packing and Shipping

Except as expressly provided otherwise herein, all Products, Spare Parts, or Technical Publications must be prepared and packed for shipment in a manner acceptable to Buyer and/or Buyer’s Logistics Provider, to (i) comply with carrier regulation and (ii) prevent damage or deterioration during handling, shipment and storage at destination.

Supplier must pack and ship the Products in accordance with the terms of this Section 4.2.3 and the instructions, procedures and requirements set forth in the Shipping Policy, and must be solely responsible for the issuance of all necessary documents related to packing and shipping.

The Shipping Policy contains provisions related to the following subjects: (i) shipping conditions for production materials and Spare Parts; (ii) shipping conditions for the return of non-conforming materials, and (iii) packaging conditions for production materials, Spare Parts and non-conforming materials (“Buyer’s Package Manual”).

The Buyer makes the Shipping Policy available through the Internet at the Universal Resource Locator (URL) address: https://www.embraersuppliers.com/esuppliers/#/en-US/supplier-requirements.

For informational purposes only, Shipping Policy and the Packing Manual are attached hereto as Exhibit F.

Buyer may revise the Shipping Policy, at any time and without any prior notice to Supplier and such revised versions will be posted at the above-mentioned URL address.

It is Supplier’s sole responsibility to [***].

Unless otherwise expressly specified in this Agreement, the Prices for Products and/or Spare Parts and/or Technical Publications established in this Agreement include, without limitation, the cost of preparation, packaging, crating, shipping fixtures and packages, packages marking, furnishing of packing sheets and test reports and loading on the carrier’s equipment.

Supplier must be responsible for [***].

4.3 Acceptance and Rejection

Buyer’s acceptance of all Products, Spare Parts or Technical Publications is subject to Supplier’s compliance with the terms and conditions set forth in this Agreement, especially those contained in the Purchase Orders, in the Shipping Policy and in the Quality Requirements. No test, inspection, certificate or report of any kind carried out by Supplier, including those at which a representative of Buyer was present, constitute a final inspection or acceptance of the Products, Spare Parts or Technical Publications under this Agreement, unless otherwise either specifically agreed upon in writing by Buyer.

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Buyer may reject any Product, Spare Part or Technical Publication that does not conform to the requirements of this Agreement or any Exhibits, including without limitation, any Purchase Orders, the Shipping Policy or the Quality Requirements, either during Buyer’s incoming inspection and/or during its installation in the Aircraft at the production line and/or assembly line, by notifying Supplier in writing of such rejection. The costs related to such rejection and delivery of new Products to Buyer must be [***].

Notwithstanding the foregoing, Supplier will have no liability or obligation to reimburse Buyer for any costs related to any no-fault found (“NFF”) in production or where the nonconformance is the result of damage caused by the Buyer. Buyer will be solely responsible for all costs related to the testing, shipping, and redelivery of any NFF, as well as all substantiated costs related to repairing a Product or Spare Part returned because of damage caused by Buyer.

The invoice for the rejected Product will [***].

No inspection, test delay or failure to inspect or test or failure to discover any defect or other non-conformance relieves Supplier of any obligations under this Agreement or impair any right or remedy of Buyer.

4.4 Return

Buyer will be entitled to return to Supplier (i) any rejected Product, Spare Part or Technical Publication, either during Buyer’s incoming inspection or during its installation in the Aircraft at the production line or assembly line; (ii) any defective Product, Spare Part and/or Technical Publication that is under warranty, in accordance with the terms of Section 6.11 of this Agreement, and (iii) any Product that is under Repair.

The return of Products referred to in items (i), (ii) and (iii) above will be in accordance, respectively, with the applicable process for the return of Products then in effect, the replacement under warranty process and the Repair process, as detailed in the Shipping Policy.

PART 5 - QUALITY ASSURANCE

5.1   Quality Assurance

Supplier must comply with Buyer’s quality requirements for Suppliers and Buyer’s “production part” approval process verification (“Quality Requirements”), which are attached hereto as Exhibit H – Buyer’s Quality Requirements for Suppliers (EQRS) / Buyer Production Part Approval Process Verification (EPPAP), which Buyer makes available through the Internet at the Universal Resource Locator (URL) address: https://www.embraersuppliers.com/esuppliers/#/en-US/supplier-requirements.

For informational purposes only, such Quality Requirements are attached hereto as Exhibit H – Buyer’s Quality Requirements for Suppliers (EQRS) / Buyer Production Part Approval Process Verification (EPPAP).

Whenever Buyer releases a new revision of the Quality Requirements, Buyer shall notify Supplier in writing. Buyer will post any revised version at the above URL address. Supplier will review the revised Quality Requirements and when the changes require Supplier to incur a material cost increase or material schedule delay as properly evidenced, Supplier will provide a written notice in a reasonable amount of time. Only in the case mentioned in the previous sentence, the Parties will incorporate the revision of Exhibit H by formal approval of Supplier. In all other cases, any revision implemented as described herein must be deemed automatically incorporated to Exhibit H as an amendment to this Agreement.

Failure to access the information at the aforementioned URL address does not relieve Supplier from its obligation to comply with the terms and conditions of this Agreement and the Quality Requirements and to deliver Products that complies with all such requirements. Supplier must immediately notify Buyer to obtain access to or a copy of the Quality Requirements if such URL address cannot be accessed for any reason.

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5.2   Source Inspection

At any time, Buyer may elect to inspect Products, Spare Parts, Technical Publications, engineering, quality and material processing control relating to Supplier’s performance under this Agreement at source, to the extent it is allowed by Supplier’s Subcontractors, including all Product packing and accompanying documentation at the delivery point, by providing Supplier with a prior written notice at least fifteen (15) calendar days before the date of the intended inspection and pending Supplier’s notification that Product is available for inspection. Buyer or Buyer’s representative will be subject to all Supplier policies and security protocols while on-site. This may include providing Supplier with proof of citizenship and other documentation required by Supplier before it grants access to any Supplier facility.  Supplier agrees that Buyer will have access to conduct source inspection of their Product and any process that is creating a problem during the manufacture of their Product. Buyer acknowledges and agrees that Supplier may refuse access to certain restricted locations or areas within its facilities.

Supplier agrees that the Airworthiness Authority must be entitled to inspect and evaluate, as applicable to this Agreement, Supplier including, Supplier’s facilities, systems, data, equipment, personnel, testing and all work-in-process and completed work.

If there is a problem in production of the Product, Supplier must perform source inspection at its Subcontractors and use best efforts to authorize Buyer and/or Airworthiness Authority to conduct such inspections on the same basis.

In case of Supplier’s recurring non-compliance, Buyer may request that Supplier [***]. Buyer may, at its sole discretion: [***].

5.3   Exchange Units

[***].

              PART 6 - FURTHER OPERATIONAL PROCEDURES

6.1   Assurance of Performance

If Buyer, at any time, has reasonable grounds for insecurity that it will receive Supplier’s timely, continuing and complete performance hereunder, Buyer may demand in writing from Supplier adequate assurances with respect to any specific matters regarding Supplier’s performance, whereby Supplier must provide the necessary assurances that Supplier is able to perform all of its obligations under this Agreement when and as specified herein.

Supplier agrees to deliver said written assurance of performance to Buyer no later than [***], or as otherwise agreed to, following Buyer’s request. Each said written assurance of performance must be accompanied by any necessary information reports or other materials prepared by Supplier, as Buyer may reasonably request and need to be assured of performance. Supplier agrees that Buyer may suspend all or any part of Buyer’s performance hereunder including, any payments due to Supplier, until Buyer receives such written assurance of performance from Supplier, satisfactory in form and substance. Notwithstanding the foregoing, Buyer will not suspend payment if Supplier sends an assurance of performance in satisfactory form and in satisfactory substance, but is still pending agreement on performance plan, including where the Parties may be in dispute as to actions necessary to assure performance.

In case Buyer requests a meeting with Supplier’s representatives to discuss the matters related to the assurance of performance, Supplier agrees to meet with Buyer’s representatives, at [***], as soon as practicable following such Buyer’s request, and Supplier agrees to make available to Buyer necessary information, reports or other materials in connection therewith, as Buyer may reasonably request and need to be assured of performance.

6.2   Flight Test and Ground Tests

The development of Products for the Aircraft is carried out both at Supplier’s and Buyer’s sites, and the Parties will use the Aircraft prototypes, and/or demonstrators and/or rigs in dedicated series of tests when at Buyer’s site as mutually agreed to by the Parties in support of the Program’s Master Phase Plan.

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6.2.1     General Concepts

Supplier warrants that the Products will conform to the requirements of this Agreement, including, without limitation the Exhibit B (Technical Requirements/System Basic Data (SBD). Supplier is responsible to correct the Products in case of damage resulting from normal installation or operation as per Supplier’s instructions.

Supplier must provide to Buyer, necessary resources and technical support during all development phase of the Program up to the period agreed in the Exhibit D – Statement of Work (SOW), up to the Aircraft Certification, except as set forth in Section 6.8 (Changes).

6.2.2     Flight Test Planning

Although individual test flights are multidisciplinary, for planning purposes a dedicated amount of flight test hours is allocated to every development and certification item, as if dedicated test flights would be carried out.

6.2.3    Flight and Ground Test Support Work and Costs

Supplier must provide a detailed plan for the agreed upon on-site support considering, but not limited to the following: number of employees and applicable skills, [***] on-site support, list of spare parts and consumables, required GSE's. In addition, Supplier must apply in a timely manner for work visa for each person or employee in order to provide support for the Aircraft flight and ground tests, as scheduled by Buyer. The Buyer, before any implementation, must approve such plan, unless otherwise expressly agreed between the Parties.

6.3   Manufacturing

Supplier must follow the requirements and procedures established in the Manufacturing High Level Requirements as set forth in Exhibit E attached herein.

Supplier must notify Buyer, at least six (6) months prior to any relocation or transfer of its operations where the Products are manufactured (“Supplier’s Relocation”), unless the relocation is due to an unforeseen event in which case the Supplier will provide notice as soon as it is confirmed, and such relocation or transfer must be in accordance with Buyer’s Quality Requirements as defined in Exhibit H. In no event will the Price be increased due to Supplier’s Relocation. Supplier will bear all costs relating to a Supplier’s Relocation.

In addition, upon Supplier’s notification of any Supplier’s Relocation, Supplier must provide Buyer its detailed operations’ transition plan including all tasks and timeline related to the Supplier’s Relocation, including but not limited to the period of the transition and Product buffer stock strategy, manpower readiness and training plan in the new location, which Buyer Owned assets and/or tooling are being transferred, overall infra-structure in the new location, engineering support and MRB planning.

6.4 Tooling

6.4.1 Use and Disposition of Buyer Owned Tooling

Supplier must use any and all Buyer Owned Tooling only for the purpose of performing its obligation under this Agreement, and Supplier must not sell, lease or otherwise dispose of any such Tooling, except as otherwise expressly authorized by Buyer.

6.4.2 Accountability for Buyer Owned Tooling

Supplier must control and account for all Buyer Owned Tooling. This requirement applies at all times prior to the removal thereof by Buyer or delivery to Buyer or Buyer's designee. Supplier must identify all new, reworked and re-identified tooling with an identification tag containing both Supplier’s and Buyer's identification.

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6.4.3 Certified Tool Lists

Supplier must prepare a list of Buyer Use Tooling and Common Use Tooling containing the Tool identification in accordance with the Exhibit E- Appendix A (Contracting Tooling Manual), ("Certified Tool List"). Supplier must prepare a separate Certified Tool List for (i) Common-Use Tools and (ii) Buyer-use Tools and. Supplier must promptly submit each initial Certified Tool List to Buyer. Supplier must subsequently submit from time to time as specified by Buyer new Certified Tool Lists to supplement the information contained in the initial Certified Tool Lists.

6.4.4 Tooling Specialists

Buyer may elect, at its own discretion, to place observers at Supplier's site to follow up tooling methods and concepts for planning, design and manufacturing for those tools related to this Agreement. Supplier will use best effort to cause this provision to be extensive to Supplier's Subcontractors. When conditions require that a tooling specialist remains at Supplier's facilities for an extended period, Supplier must provide reasonable infrastructure as described in Section 6.6.2 (Buyer Resident Team) hereof.

6.4.5 Tooling Storage

All Buyer Owned Tooling must be adequately protected against any condition that might induce rust, corrosion or other forms of deterioration according to the Exhibit E.

6.4.6 Tooling Modification

Supplier must review all related Tooling because of any engineering Change or process Improvement.

All Tooling to be modified under the provisions described in this Section 6.4.6 must be verified for the need to retain their original configuration for production of Spare Parts.

It is mandatory that Tooling be retained for production and Spares Parts in such a way that supports full scale Production throughout the Life of the Program.

All requirements and procedures for design, fabrication, inspection, use maintenance and storage of Tooling are described in Exhibit E.

6.5  Subcontracting

Upon Buyer’s request, Supplier grants the right to Buyer to review any Subcontractor’s qualification report or any information regarding Subcontractor’s experience, capabilities and performance Upon request from Buyer, Supplier will audit Subcontractors and provide a report in regard to Buyer’s standards, and will make best efforts to coordinate Subcontractor audit that includes Buyer.

Whenever applicable, Supplier’s Subcontractors must be qualified by the competent Airworthiness Authority.

Supplier agrees to not subcontract any parts of the Product with [***].

Supplier is entirely responsible for the management of its Subcontractors, and no subcontracting, relieves Supplier from any of its obligations under this Agreement or prejudice any of Buyer’s rights against Supplier.

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6.6   Program Surveillance

6.6.1   Plant Visits

Supplier hereby grants, to Buyer and Customers the right to visit the Supplier facilities, on a non-interference basis and in a manner consistent with Supplier’s policies and procedures, during operating hours to review progress and performance of production, schedule, cost, quality and protection of Buyer’s Proprietary Information. Supplier agrees and may cause Subcontractors to agree that any Buyer employee or representative is allowed to access all areas used in the performance of this Agreement.

In case such access is subject to the regulations of any governmental agency regarding admissibility and movement of personnel at Supplier’s premises, Supplier must use reasonable efforts to, and may cause Subcontractors to, reduce the period necessary to obtain access to all areas used in the performance of this Agreement to Buyer and Customers.

Buyer must notify Supplier in writing prior to any visit contemplated herein. The notice must contain the names and positions of the visiting personnel and the duration and purpose of such visit.  All required visitor documentation must be provided to Supplier prior to any visit.

6.6.2 Buyer Resident Team

Supplier agrees, and may cause Subcontractors to agree, that Buyer may, at its sole discretion, and for such period as it deems necessary, [***].

The Resident Team will function under a resident Buyer manager who will supervise the Resident Team activities. The Resident Team must be allowed access to or to review, as the case may be, all work areas and technical data including, program status reports, management reviews, manufacturing processes and equipment, drawings, blueprints and calculations used for or relating to Supplier’s or Subcontractors’ performance of this Agreement.

Supplier hereby agrees to provide the Resident Team, at [***], with office space, desks, telephones, stationery supplies, filing cabinets, communication facilities including high speed internet access and any other items reasonably requested by Buyer, limited to the infrastructure already established at the Supplier’s facilities (computers and improvements on office infrastructure are not included). A reasonable portion of the Resident Team’s working area must include space for private telephone calls, meetings and similar activities. Any other expenses with equipment and/or services (ex. Restaurant, phone calls charges, consumable material, etc.) must be borne by Buyer based on its use.

Notwithstanding the foregoing, Supplier must authorize, in writing, any [***].

6.6.3 Supplier Resident Team

Supplier may locate, if previously agreed with Buyer, a Resident Team at Buyer’s facility for a period, as reasonably necessary. The Resident Team will function under a resident Supplier manager who will supervise the Resident Team activities. The Resident Team must be allowed access to or to review, as the case may be, the necessary working areas and applicable technical data.

Buyer agrees to provide the Supplier Resident Team with office space, desks, telephone equipment, filing cabinets, communication facilities including high speed internet access and any other items reasonably requested by Supplier, on a non-charge basis, limited to the infrastructure already established at Buyer’s facilities (computers and improvements on office infrastructure are not included).

A reasonable portion of the Resident Team’s working area must include space for private telephone calls, meetings and similar activities.  Any other expenses with equipment and/or services (ex. Restaurant, phone calls charges, consumable material, etc.) must be borne by [***].

Notwithstanding the foregoing, Buyer must authorize any improvements on office infrastructure in writing prior to its implementation.

6.6.4 General

Each Party must be responsible for the compensation, salary, personal accommodations, medical and insurance coverage, travel and living expenses of its own representatives and Resident Team staff visiting or placed at the other Party’s facilities.

[***]

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6.6.5 Program Reviews

Buyer and Supplier may carry out formal management reviews periodically at Buyer’s facilities, to evaluate Supplier’s performance of this Agreement. During these reviews, Supplier agrees to present and provide actual performance data with respect to this Agreement.

Buyer and Supplier may hold meetings for schedule and performance reviews on a regular basis at Buyer’s facilities. The Parties must agree on the frequency of these reviews.

Supplier must [***].

6.6.6 Program Status Report

Supplier must submit to Buyer monthly status reports using agreed to performance indicators and methodology.

The Parties may change the reports frequency to meet the Program’s needs.

6.7 Surplus Products

Supplier agrees that, in accordance with Exhibit F (Shipping Policy), Buyer is entitled to return to Supplier, at Buyer’s expense, any Product that Supplier has delivered to Buyer under this Agreement in excess of quantities supported in accepted purchase orders.

In its sole discretion, Buyer may, upon providing written notice to Supplier within a reasonable period of time, prior to the scheduled delivery date for any Product, elect to use any Product in inventory or any Product returned to Buyer by any Customer in lieu of an ordered Product. Supplier agrees not to deliver such Product to Buyer and not to invoice Buyer for the price of such undelivered Product.

6.8   Changes

Except as provided in Sections 6.8.1, 6.8.2 and 6.8.3 below, the Parties will negotiate, on a case-by-case basis, the costs and expenses related to the Changes requested by Buyer. In all cases of Changes, the Parties will work together to find the best solution for the Aircraft and the Program, with minimal impact on schedule and cost (NRE and RE), weight, reliability and service life, and with the objective of meeting the Aircraft and the Program’s requirements throughout the life of the Program.

In the event a Major Change is identified, the Supplier shall notify the buyer within fifteen (15) calendar days and submit a detailed proposal regarding the Change within thirty (30) calendar days or a period mutually agreed to by the Parties, if there is no agreement made the proposal will be submitted no later than ninety (90) calendar days.  The Parties shall negotiate the best solution, and/or any equitable adjustment, in good faith within thirty (30) calendar days or a period mutually agreed to by the Parties.

In the event a Minor Change is identified, the Supplier shall notify the buyer within fifteen (15) calendar days and submit a detailed proposal regarding the Change within fifteen (15) calendar days or a period mutually agreed to by the Parties, if there is no agreement made the proposal will be submitted no later than thirty (30) calendar days.  The Parties shall negotiate the best solution, and/or any equitable adjustment, in good faith within fifteen (15) calendar days or a period mutually agreed to by the Parties.

6.8.1   Changes under Supplier responsibility and costs

6.8.1.1       Supplier must bear any and all costs and expenses connected with or caused by a Product Change, regardless of the Program phase, related to: [***].

No Supplier costs and expenses will be paid by the Buyer to the Supplier for the items [***]. Recurring prices can be adjusted if capability is enhanced. Changes associated with [***] that have schedule, weight, reliability and service life impacts will be jointly assessed by the Parties and reasonable impacts agreed upon.

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6.8.2      Changes requested by Buyer during the Development, Certification and Beginning of Aircraft Production Phase

6.8.2.1            Changes will be assessed as Major or Minor as follows:

[***]

6.8.2.2            JCCB Ground Rules

JCCB decisions will be made by consensus and each meeting must have the appropriate participants from both Parties.  In the event of disagreement, the proposed change will be elevated to joint Supplier and Buyer senior management.

6.8.2.3            JCCB Membership

Embraer: Program Manager, Technical Manager, Engineering Project Manager, Procurement Manager.

Supplier: Program Manager, Technical Manager, Engineering Project Manager, and Contracts Manager.

Changes to JCCB membership and/or responsibilities may occur as mutually agreed.

6      Notwithstanding the provisions of Section 6.8.2.1 and provided that the Change is not related to any of the items under Section 6.8.1, the Parties agree to discuss, on case-by-case basis, the costs and expenses related to out-of-scope Changes requested by Buyer for the Product during the development, certification and up to the EIS Maturity Period, which result in a Major Change. All Changes requested by Buyer under this Section 6.8.2 and not defined as Major Change must be implemented as agreed to by the Parties within a reasonable time.

6.8.3      Other Changes requested by Buyer, at any time, regardless of Program phase

6.8.3.1            At any time, regardless of phase of the Program, Buyer may request in writing from Supplier, and Supplier must implement, Subject to the terms of Section 6.8: [***]

6.8.4      Product Price Reduction Opportunities related to Changes

After the Aircraft EIS, Supplier agrees to work continuously to present Product Price reduction opportunities throughout the life cycle of the Aircraft, including but not limited to opportunities driven by a Product Change.

Subject to the terms and conditions of Section 6.8.8 (Change Responsibilities and Communication), if, for any reason, a Product Change generates a reduction in the cost of the Product Supplier must, upon implementation of the Change, and after Supplier recovers costs for the Product change, Supplier agrees to [***].

6.8.5      Supply of Unmodified Products

Supplier further agrees to continue supplying unmodified Products for a mutually agreed period of time to support the Aircraft Certification campaign, the production of any Aircraft or Derivative and Customer Support, at [***] cost to [***], except when obsolescence makes it commercially unreasonable.

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6.8.6       Change Responsibilities and Communication

Any Product Change must be communicated in writing by the Supplier contract administrator and authorized in writing by the Buyer contract administrator prior to any implementation.

In addition, any Product Change that may result in a commercial impact  must be communicated by Supplier in writing to Buyer's contract administrator prior to implementation, providing enough technical and commercial information, including [***] ("Change Report"). Supplier must submit the Change Report to Buyer no later than [***], or other period as mutually agreed to, after Supplier identifies the need to implement any Change. Such communication in no way represents Buyer's acceptance of the Change, which must be discussed and mutually agreed upon by the Parties prior to any Product Change implementation.

Notwithstanding the foregoing, the Parties agree to continue negotiations on a Product Change Report, and if mutually agreed to and upon Buyer authorization to proceed [***].  The Parties shall negotiate any cost impact within thirty (30) calendar days of submission of the Change Report, or other period as mutually agreed to.

[***]

Supplier undertakes to inform Buyer of any and all modifications or Improvements implemented to the Product during the Life of the Program, by a Product configuration verification to be performed by [***].

6.8.7       Product configuration update, replacement, or scrap responsibilities arising from Changes

Buyer is entitled, at its sole discretion, to return to Supplier, any Product for configuration updates and/or replacements and/or scrap arising from or connected to any Changes provided under this Section 6.8.1 (i). In addition, Supplier must absorb or pay to Buyer, as applicable, all Product and logistics costs and expenses associated with such updates and/or replacements and/or scrap arising from or connected to Changes related to Sections 6.8.1 (i).

If the update, replacement, or scrap responsibilities arises from Changes under Sections 6.8.2 and/or 6.8.3 and/or 6.8.4, Parties must mutually agree on the most appropriate Product destination and, if applicable, Supplier must provide a quotation for the configuration update (including labor and material cost details) and/or replacement, no later than thirty (30) calendar days after Buyer’s request, or other period as mutually agreed to.

6.9 Offset

[***].

6.10  Brazilian Content

Supplier must use commercially reasonable efforts to evaluate the ability to entirely or partially [***], to comply with applicable governmental credits compensation commitments. The Parties agree this is a commitment to investigate Supplier’s providing of Brazilian content.

  6.11  Warranty for Buyer’s Production Line and/or Assembly Line

6.11.1  Supplier’s Warranties

Supplier warrants that each Product, Spare Part, Corrected Product, Technical Publication and Service must (i) be free from defects in materials and workmanship, (ii) conform to the requirements of this Agreement and its Exhibits. This warranty does not include battery capacity loss resulting from usage.

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  6.11.2 Warranty Period and Remedies

a)	If within [***] after delivery of any Product, Spare Part, Technical Publication or Service to Buyer, such Product, Spare Part, Technical Publication or Service fail to comply in any respect with the warranty set forth in this Section, Supplier will, at Buyer’s discretion and within an agreed to timeframe, (i) make all necessary Corrections, or (ii) authorize Buyer to make such Corrections (which Corrections may be performed at Buyer’s facilities or at any other facilities selected by Buyer).
b)	All Corrections made by Supplier and all authorized Corrections performed by Buyer pursuant to this Section must be at [***] expense, including [***].
c)	Notwithstanding the foregoing, [***] will be responsible for all substantiated costs and expenses, including [***].
d)	The turn around time for any Product delivered to Buyer and which is under Correction must be [***], in accordance with the rules specified in the Shipping Policy regarding non-conforming materials.

6.11.3  Corrected Products

As to any defect in material or workmanship or failure to conform to the requirements of this Agreement and its Exhibits or any applicable Purchase Order, Supplier’s warranty obligation for a Corrected Product must be for [***]. As to any defect in design, Supplier’s warranty obligation must be for [***].

6.11.4  Limitations of Warranty Obligations

The provisions of this Section must not apply and any warranty will be void, if:

a)	The Products delivered were installed (other than by Supplier), used or serviced in a manner inconsistent with Buyer’s or Supplier’s applicable service manuals, bulletins or written instructions; or
b)	As to a Corrected Product only, such Product defect is solely attributable to Buyer.

6.11.5  Repair

In case of Section 6.11.4 above, Buyer may send the Products to Supplier for Repair, which will be at the cost or expense of [***]. Supplier will assess and  substantiate repairability of a Product or Spare Part, and if repairable,  the turn around time for any Product or Spare Part under Repair must be [***], in accordance with the rules specified in the Buyer’s Shipping Policy for non-conforming materials. If not repairable, Supplier will provide written notification to Buyer and scrap the Products or Spare Part.

6.11.6  Warranty Policy Requirements

The following policies (“Warranty Policies”) must apply to all Supplier warranties under this Agreement:

6.11.7  Warranty Extension Negotiation

In the event Buyer is involved in any given sales campaign that Customers demand extension of Supplier’s standard warranty, Supplier agrees to negotiate in good faith with Buyer and/or Customers to establish terms and conditions under which Supplier provides warranty extension.

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6.11.8  Warranty in Products Corrected by Buyer

In case Supplier authorizes Buyer, in writing, to make any Corrections, in accordance with the terms of Section 6.11.2 above, the warranty obligations set forth herein must remain in full force and effect. If it is determined that there is a defect solely attributable to Buyer’s workmanship, the provision of Section 6.11 (Warranty) shall not apply to workmanship.

PART 7 - STOP WORK NOTICE, TERMINATION, EVENTS OF DEFAULT, REMEDIES, LIQUIDATED DAMAGES, INDEMNIFICATION AND LIMITATION OF LIABILITY

7.1 Stop Work Notice

Buyer may at any time, and by written notice to Supplier, require Supplier to stop all or any part of the work called for by this Agreement. Any such notice must be specifically identified as a “Stop Work Notice”. Upon receipt of a Stop Work Notice, Supplier must promptly comply with its terms and take all reasonable steps to minimize the costs arising from the work covered by the Stop Work Notice during the period of work stoppage. Within the period established in the Stop Work Notice, including any extension thereof, Buyer must either (i) cancel the Stop Work Notice or (ii) terminate this Agreement, totally or partially, or (iii) cancel the work covered by the Stop Work Notice in accordance with this Agreement. In the event Buyer cancels the Stop Work Notice or the period of the Stop Work Notice, including any extension thereof, Supplier must promptly resume work in accordance with the terms of this Agreement.

7.2 Term of Agreement and Termination

Unless earlier terminated in accordance with the provisions hereof, this Agreement will be valid and effective throughout the Life of the Program.

7.2.1 Termination without any fault of Supplier

Buyer may at any time by way of a written notice to Supplier, terminate this Agreement, in whole or in part, at Buyer’s discretion, whether or not Supplier has complied with the material terms of this Agreement in the event [***]. Any such notice will be specifically identified as a “Termination Notice.” The effective date of any termination will be [***]. The termination requested by Buyer under the conditions set forth in this Section does not constitute the termination of the Agreement, which must continue effective to the Supplier and the non-requesting party. Notwithstanding the foregoing, the Buyer agrees that in the event the Buyer identifies an alternate source that can provide the same capability with a lower cost, the Supplier will be entitled to submit a proposal with a “best and final offer” for pricing. If such pricing is competitive to the alternate solution, the Buyer agrees not to terminate the Agreement. While the Supplier will be entitled to submit a “best and final offer” proposal, it is not obligated to make an offer. The Supplier will let Buyer know within [***] of the Termination notice, if it plans to submit a proposal.

In the case of a total termination, Supplier must immediately stop all work in any way related to this Agreement and return to Buyer any and all property of Buyer, including but not limited to equipment, documentation, technical or not, including Proprietary Information.

Buyer must forward to Supplier, within [***] of the effective date of the Termination Notice, or as otherwise agreed by the Parties, a Termination Statement. Any Termination Statement, whether from Buyer or Supplier, must contain sufficient details to support the amount claimed. Subcontractors must not submit termination claims directly to Buyer. Such records of Supplier must be accessible for verification through audit and analysis by mutually agreed independent third-party auditors.

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The Termination Statement must set forth all amounts owed by Buyer to Supplier and all amounts owed by Supplier to Buyer as of the date of said termination, as follows: [***]

The respective amounts are due within [***] from the date of said Termination Statement and will be evidenced by receipts or other documentation showing the applicable costs. Each Party must promptly provide payment instructions to the other.

7.2.2  Termination Caused by Supplier Event of Default

Buyer will have the right to terminate this Agreement, in whole or in part, based on the occurrence of an Event of Default as defined in Section 7.3 below.

Upon the occurrence of an Event of Default, Buyer may issue a written notice to Supplier, which will provide Supplier with [***] from the date of said notice to cure the Event of Default, or a longer period as Buyer may grant in good faith, taking into account technical difficulties to cure the Event of Default. If Supplier does not correct such Event of Default within the cure period, then Buyer is authorized to terminate this Agreement by issuing a Termination Notice to Supplier. A cure period must not apply in an Event of Default under [***].

Buyer will forward to Supplier, within [***] of the effective date of the Termination Notice, or as otherwise agreed by the Parties, a Termination Statement setting forth all amounts owed by Buyer to Supplier and all amounts owed by Supplier to Buyer as of the date of said termination, as follows: [***]

7.2.3  Delivery of Incomplete Products and Materials

As a condition to the payment of the credits to Supplier in accordance with this Section 7.2, Supplier must have delivered to Buyer all Products completed yet undelivered, Products not completed (provided these unfinished Products cannot be diverted to Supplier’s other customers) and raw materials for which Supplier has no other use.

7.3 Events of Default

Supplier agrees that the occurrence of any one or more of the following events will constitute an event of default (each an “Event of Default”): [***]

7.4 Remedies

Upon the occurrence of any Event of Default and in addition to any other remedies or rights available to Buyer under this Agreement, at law or in equity, Buyer will have the right, subject to the Supplier’s limitation of liability set forth in Section 7.7.2 below, to receive reimbursement for [***].

Furthermore, Buyer is entitled to terminate this Agreement according to Section 7.2.2 above, and Supplier must, immediately upon Buyer’s request, [***].

If Buyer requires Supplier to transfer and deliver to Buyer or its appointee any of the aforesaid items, Supplier must [***].

7.5 Liquidated Damages and other Damages

[***].

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7.5.1                          Liquidated Damages for Delay in Delivery of Products

[***]

7.5.2                          Liquidated Damages for Product’s Weight Guarantee

[***]

7.5.3                          Liquidated Damages for Other Product Non-Compliances

[***]

7.5.4                          Liquidated Damages on Development Milestones

[***].

7.5.5                          General Procedures for Payment or Credit

Supplier will pay the amounts due to Buyer under the terms of this Section 7.5 through invoice payment as established in Section 3.5.2 (Right to Set-Off). Supplier shall pay such invoice within [***].

7.6 Indemnification

7.6.1 Supplier’s Indemnification

Supplier hereby agrees to indemnify and hold harmless Buyer, Buyer’s officers, directors, employees and agents (collectively “Buyer Indemnitees”) from and against [***]

[***]

Buyer hereby agrees to take all necessary steps to mitigate any liabilities, damages, and losses it may potentially suffer or incur, to the extent practicable.

7.6.2 Buyer’s Indemnification

Buyer hereby agree to indemnify and hold harmless Supplier and Supplier’s officers, directors, employees, shareholders and agents (collectively “Supplier Indemnitee”) from and against [***].

7.6.3     Buyer Indemnification Claim

[***].

7.6.4 Supplier Indemnification Claim

[***].

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7.7 Limitation of Liability

7.7.1 Limitation of Buyer’s Liability

7.7.1.1  TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, UNDER NO CIRCUMSTANCES WILL BUYER BE LIABLE FOR [***].

7.7.1.2 The liability of the Parties under this Agreement shall be [***]

7.7.1.3 NOTWITHSTANDING THE CONDITIONS PROVIDED IN THIS SECTION 7.7, THE MAXIMUM AGGREGATE LIABILITY OF BUYER ARISING UNDER OR IN CONNECTION WITH THE AGREEMENT IS LIMITED TO [***].

7.7.1.4 THE LIMITATIONS OF BUYER’S LIABILITY SET FORTH IN SECTIONS 7.7.1.1, 7.7.1.2, AND 7.7.1.3 ABOVE SHALL NOT APPLY TO [***].

7.7.2 Limitation of Supplier’s Liability

7.7.2.1 SUPPLIER’S LIABILITY UNDER THIS AGREEMENT SHALL BE SUBJECT TO THE FOLLOWING LIMITATIONS:

(A) EXCEPT AS EXCLUDED IN SECTION 7.7.2.2 AND SECTION 7.7.2.3 BELOW, SUPPLIER SHALL NOT BE LIABLE TO BUYER UNDER THIS AGREEMENT FOR [***], AND

(B) EXCEPT AS EXCLUDED IN SECTION 7.7.2.2 AND 7.7.2.3 BELOW, SUPPLIER’S TOTAL LIABILITY FOR DAMAGES WILL NOT EXCEED [***] FOR THE DEVELOPMENT PHASE OF THIS AGREEMENT (“DEVELOPMENT LIABILITY CAP”), AND SUPPLIER’S TOTAL LIABILITY FOR DAMAGES SHALL NOT EXCEED [***] FOR THE PRODUCTION PHASE OF THIS AGREEMENT (“PRODUCTION LIABILITY CAP”). THE PARTIES AGREE THAT AFTER DEVELOPMENT, THE PRODUCTION LIABILITY CAP WILL START AT [***] AND ESCALATE BY THE VALUE OF EACH SUBSEQUENT PURCHASE ORDER ISSUED UNDER THIS AGREEMENT UNTIL THE PRODUCTION LIABILITY CAP REACHES [***]. THE PARTIES AGREE THAT AFTER THE PRODUCTION LIABILITY CAP REACHES [***], IT WILL NO LONGER ESCALATE, EVEN IF THE VALUE OF ALL ISSUED PURCHASE ORDERS OR CONTRACTS EXCEEDS [***].

7.7.2.2 THE LIMITATIONS OF SUPPLIER’S LIABILITY SET FORTH IN SECTION 7.7.2.1 (A) AND (B) ABOVE SHALL NOT APPLY TO [***].

PART 8 - MISCELLANEOUS

8.1 Compliance With Laws

Each Party represents and warrants that, as of the date of this Agreement and throughout its term: (i) it is and it will remain in compliance with Exhibit L (“Social and Environmental Requirements”) and all applicable laws, statutes, rules, regulations, judgments, decrees, orders or permits, including,  social, environmental, anti-money laundering and anti-corruption laws, to the extent that they apply to such Party’s obligations and activities stipulated in this Agreement, and (ii) it does not and it will not employ in its activities child labor or forced labor, acting in accordance with its country’s labor and safety work laws.

Each Party agrees to indemnify and hold the other Party harmless from any failure by the former to comply with any provisions of such laws that affects its respective performance of this Agreement. Each Party further agrees to (i) provide, as reasonably requested by the other Party, information on its compliance with the preceding paragraph, (ii) notify the other, at the earliest opportunity but in all events, where applicable, sufficiently in advance, of any modification, restriction, enactment or notice of enactment of laws and/or regulations that impact or may impact, at the reasonable belief of the former, its performance under this Agreement.

8.1.1      Export Control

8.1.1.1         Supplier represents and warrants that it will comply with all applicable laws related to the export, re-export and transfer of the Product and its associated software and technology under this Agreement. Without limiting the generality of the foregoing, Supplier further represents and warrants that:

(a)  it must ensure that any Product and its associated software and technology that is subject to the jurisdiction of the United States Export Administration Regulations (“EAR”), the International Traffic In Arms Regulations (“ITAR”), or other applicable export control or economic sanctions laws is not (i) exported, transferred or released from the United States or by United States persons or (ii) re-exported, transferred or released from countries other than the United States, without first complying with all requirements of the EAR, ITAR, or other applicable export control or economic sanctions laws including the requirement for obtaining an export license, if applicable;

(b)  it will comply with all similar requirements under the laws of any other country in which the Supplier manufactures Product provided under this Agreement that has jurisdiction over the export, re-export, transfer or release of the Product and its associated software and technology under this Agreement, if applicable, and

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(c)   it will timely inform Buyer in writing and in good faith of the existence and nature of any restriction that the government of Supplier’s country and/or the government of the United States imposes or may impose on the export, re-export, transfer or release of the Product and its associated software and technology.

8.1.1.2         Upon execution of this Agreement, and at any time upon Buyer’s request, Supplier must deliver the Product export control classification sheet attached hereto as Exhibit K, completed and signed by a duly authorized officer of Supplier. Supplier assures and must continue to assure that any kind of interaction between the Parties and/or their representatives and appointee(s), within the scope of the Agreement, such as those interactions set forth in the Program Surveillance (Section 6.7), must not be subject to more restrictive export control licensing requirements than the Products. Supplier must also submit the Product export control classification sheet to Buyer immediately following any changes to the information previously provided.

8.1.1.3         If an export license is required for the export, re-export, transfer, or release of any Product and associated software and technology supplied under this Agreement, Supplier must timely obtain such license and must provide Buyer with copies of the license, license application, and related export control documentation (transmittal letter, etc). Denial of a license due to incomplete or inaccurate license applications submitted by the Supplier will not be construed as excusable delay.  Denial of a license due to government policy shall be construed as an excusable delay.

8.1.1.4                       Supplier must immediately notify Buyer if Supplier is, or becomes, listed in any U.S. or other government list of restricted or prohibited persons or if Supplier’s export privileges are otherwise denied, suspended or revoked in whole or in part by any government entity or agency.

8.1.2                          Conflict Minerals

Upon execution of this Agreement, Supplier commits to provide products made from materials, including constituent minerals, which are sourced responsibility, and will use commercially reasonable efforts to identify the origin of any conflict mineral to the extent practicable.  In the event that Supplier discovers that any conflict minerals contained in the Products delivered to Buyer supports armed conflict, Supplier agrees to [***]

8.1.3                          Anti-corruption representations and covenants

8.1.3.1.              Each Party represents and warrants to the other Party hereto that, in connection with this Agreement (including the negotiation, execution, or performance thereof), it will not violate and, to the best of its knowledge, it has not violated the “ABC Legislation”. "ABC Legislation" means (a) the United Nations Convention against Corruption (being the subject of General Resolution 58/4); (b) the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; (c) the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, as amended; and (d) any applicable anti-money laundering laws and regulations with respect to a Party, and any legislation enacted in the country in which that Party is incorporated or where it will conduct activities related to this Agreement addressing anti-corruption, e.g. the Brazilian Clean Company Act.

8.1.3.2.              Each Party hereto confirms that it has in place reasonably designed and implemented policies and procedures for compliance with ABC Legislation (including, but not limited to, a code of ethics (or equivalent document) and an anti-corruption policy (or equivalent document)). Each Party hereto confirms that it will comply strictly with such policies and procedures.

8.1.3.3.              Each Party agrees to complete any training reasonably required by the other Party and agrees to require all personnel who, pursuant to the Agreement, may interact with Government Officials (as defined below) and other personnel identified by relevant Party to complete such training. Also, each Party agrees to certify compliance by it and its personnel with the representations and warranties in this Agreement regarding anti-corruption and with relevant Party’s internal anti-corruption and anti-money laundering policies mentioned above at the time of execution of this Agreement and periodically thereafter when reasonably requested to do so by the other Party.

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8.1.3.4.              Additionally, each Party represents that, it, in respect to this Agreement, has not offered, made, promised, or authorized, nor will offer, make, authorize, or promise, directly or indirectly, any improper or corrupt payment (or otherwise corruptly or improperly provide anything of value) to anyone, including any third party. This includes offering, making, promising, or authorizing any benefit or advantage, directly or indirectly, to any employee, officer, official, agent or representative of the other Party, to any actual or potential customer of either Party, or to any “Government Official”. For the purpose of this Agreement, “Government Official” means (a) an officer or employee of any national, regional, local, or other government of any country, (b) an officer or employee of any department, agency or instrumentality of said government, including any elected or appointed official in any branch (executive, legislative, or judiciary), (c) an officer or employee of a company or enterprise owned or controlled by or performing a function of a government, (d) an officer or employee of a public or state-sponsored university or research organization, (e) an officer or employee of a public international organization, (f) a candidate for political office, (g) a political party or political party official, (h) a member of a royal family or military personnel, (i) an individual otherwise categorized as a Government Official under applicable local laws, and (j) to any other person, individual or entity at the suggestion, request or direction or for the benefit of, or any other person acting in an official capacity for or on behalf of, any of the persons described  in (a) through (i) above.

8.1.3.5.              Each Party agrees to make, keep, and maintain accurate and reasonably detailed books and financial records regarding its performance under, and payments made relating to this Agreement. Each Party must devise and maintain a system of internal accounting controls sufficient to meet the accounting requirements and satisfy the laws of the country where it is incorporated.

8.1.3.6.              Each Party must inform the other Party, to the extent permitted under applicable laws, of any situation of which it becomes aware that may result in a breach of this clause 8.1.3.

8.1.3.7.              If either Party has reason to believe based on credible evidence that any of the representations or warranties regarding compliance with ABC Legislation in this Agreement are or may become inaccurate or misleading, such Party may suspend all performance under this Agreement until it has received confirmation to its reasonable satisfaction that no breach has occurred or is likely to occur.

8.1.3.8.              Exceptional Termination Rights: Either party may terminate this Agreement with immediate effect by giving notice to the other party (“Defaulting party”) if the Defaulting Party commits a breach of the aforementioned clauses.

8.1.3.9.              Upon reasonable prior written request, during the term of this Agreement and for a period of five (5) years following its expiration or termination, each Party will have the right to conduct on-site inspections and to audit and examine the books and financial records of the other Party related to the business jointly developed, to test compliance with this Agreement and the representations, warranties, and undertakings herein. The audited Party will provide any information and assistance reasonably required in connection with such an audit, including access to its directors, officers, managers and other personnel available for compliance interviews at such dates and places as may be reasonably required. Audits will be conducted by employees of the internal audit department of the Party requesting the audit or an independent audit or other professional firm mutually acceptable to both Parties, subject to appropriate confidentiality and other related obligations and commitments reasonably satisfactory to each of the Parties including any necessary measures to address anti-competitive concerns and a Party’s proprietary or commercially sensitive information. The requesting Party will have the authority to use the results and findings from such audits as it deems appropriate, including making disclosures to relevant government enforcement authorities in cases where the audited Party fails to report any such findings. Costs of each audit will be borne by the Party requesting the audit.

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8.2 Excusable Delay

Each Party shall be excused for failures and delays in performance caused by war, terrorist acts, riots or insurrections in such Party’s country, any laws, proclamations, ordinances, or regulations of the government of such Party’s country or of any political subdivision of such country, floods, fires, pandemics, explosions or [***] or other catastrophes beyond the reasonable control of and without the fault of such Party. To the extent that any such cause actually retards a Party’s performance under this Agreement, the scheduled time for performance must be extended for a period of time to be determined by Buyer after an assessment of alternate work methods. Any Party claiming any such excuse for failure or delay in performance must give written notice within ten (10) calendar dates thereof to the other Party.

If performance of any obligation herein is delayed by any of the aforementioned circumstances for more than sixty (60) calendar days, Buyer may, without any additional extension, cancel, in whole or in part this Agreement, or any Purchase Order with respect to the delayed Products and/or Services. Should Buyer decide to terminate this Agreement as set out above, the procedures set forth in Section 7.2.1 will apply.

8.3 Proprietary Information

The Parties hereto agree to keep confidential and not to disclose to any third party any Proprietary Information received from the other Party in connection with the Program. Each Party further agrees to use Proprietary Information only for the proper purposes necessary for the performance of this Agreement or any Purchase Order, excluding, however:

(i)information which at the time of disclosure by the disclosing Party is available to the public, or which after such disclosure becomes available to the public by publication by the disclosing Party;

(ii)information which is demonstrated to have been lawfully in the possession of the receiving Party prior to the time of disclosure by the disclosing Party;

(iii)information received by the receiving Party from a third party, unless such information is obtained in violation of non-disclosure obligations with such third party;

(iv)information which the receiving Party developed independently and lawfully, without any reference to the Proprietary Information disclosed to it by the disclosing Party; or

(v)information whose disclosure is mandated by law or regulation, or by an order from a court of law or governmental agency.

If disclosure is required pursuant to this Section 8.3(v) the Party required to disclose the other Party’s Proprietary Information per such provision must provide prior notice of such impending disclosure to the other Party and the former Party must use reasonable efforts at its own cost and expense to limit such disclosure and to maintain the confidentiality of such Proprietary Information to the extent permitted by law.

Notwithstanding the above, Supplier hereby grants Buyer the right to use and disclose Supplier’s Proprietary Information for the purpose of testing, developing, certifying or selling the Aircraft, assisting any Customer with respect to any Product or any Aircraft in which a Product is installed, provided however that any such disclosure by Buyer must, whenever appropriate, include a restrictive legend suitable to the particular circumstances. Supplier hereby authorizes Buyer to disclose Proprietary Information to OPPs as required for the performance of the Program, provided that each OPPs first assumes similar obligations imposed on Buyer under this Agreement relating to such Proprietary Information. Buyer hereby authorizes Supplier to disclose Proprietary Information to Subcontractors as required for the performance of this Agreement or any Purchase Order, provided that each Subcontractor first assumes in writing the same obligations imposed on Supplier under this Agreement relating to such Proprietary Information.

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All Proprietary Information transferred in connection with this Agreement or any Purchase Order, will at all times remain the property of the disclosing Party and further, except to the extent that said Proprietary Information is needed by Buyer or its OPPs for the purpose of testing, certifying, selling to or assisting any Customer with respect to any delivered Product or any Aircraft in which a Product has been installed, must be promptly returned, or destroyed at the option of the disclosing Party, as set forth in a written request.

8.4               Intellectual Property

8.4.1                         [***]

8.4.2                          Background IP. [***]

8.4.2.1                       Buyer’s Foreground IP. [***]

8.4.2.1.1                    Delivery of Buyer’s Foreground IP Materials. [***]

8.4.2.2                       Supplier’s Foreground IP. [***]

8.4.3                          Parties IP Licenses.

8.4.3.1                       Supplier’s Disclosed Background IP License. [***]

8.4.3.2                       Supplier’s Foreground IP License. [***]

8.4.3.3                       Buyer’s Disclosed Background IP License. [***]

8.4.3.4                       Buyer’s Foreground IP License. [***]

8.4.3.5                       Supplier’s Product Intellectual Property License. [***].

8.4.3.6                       Delivery of Licensed Materials. [***]

8.4.4                          Patent Applications for Buyer’s Foreground IP. [***]

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8.5               Insurance

Supplier must maintain or provide for the acquiring and maintenance, of:

(a)  Property damage insurance against loss or damage to all tooling, equipment, local transportation devices, BFP, raw materials, parts, work-in-process, incomplete or completed assemblies and all other products or parts thereof, and all drawings, specifications, data and other materials relating to specifications, data and other materials relating to any of the foregoing, in each case to the extent in the possession, or under the effective control, of Supplier or any of its Subcontractors, on an “all risks” basis with extended coverage, including, without limitation, coverage against earthquake, flood, fire and lightning and explosion in an amount no less than the replacement value of such property,

(b)  Broad form of comprehensive legal liability insurance including but not limited to:

(i)   Public Liability Insurance; and

(ii)Aviation Legal Liability Insurance including, Aircraft Third Party and Passenger Legal Liability, Hangarkeepers Liability, Premises Liability including where appropriate Air Traffic Control Liability and Product  Liability.

(c)All such insurance’s to be in an amount per occurrence and in respect of Products in the aggregate annually, with reference to the amount carried by prudent companies engaged in the business of designing, manufacturing, selling and repairing parts for jet aircraft but in respect of Products and Grounding Liability, not less than [***] per any one occurrence.

(d)  Business Interruption Insurance in an amount which Buyer may from time to time reasonably require, with reference to the amount carried from time to time by prudent companies similarly situated;

(e)  Additional Insurance, covering incidents, risks and other situations, including environmental liability on a sudden and accidental basis, as it might be required by law or agreed upon between the Parties. The insurance policies must in all cases be in form and amount, and issued by insurance companies of reasonably known capacity, which will not unreasonably refuse its approval; and

(f)Buyer may request, at any time during this Agreement, material evidence that the insurance coverage is in full force and effect in the form of an insurance certificate.

8.6 Taxes and Duties

8.6.1      Payment

Supplier will be responsible for [***] taxes, fees, levies, imposts, social contributions, value-added taxes as sales tax, documentary taxes and any other similar or dissimilar taxes, penalties, excises, surcharges and import and export charges and other duties imposed by any governmental authority or subdivision thereof which may be assessed against or incurred by such Party as a result of its performance under this Agreement. Furthermore, Supplier undertakes that it will not charge Buyer for any increases of said taxes, fees, levies, imposts, penalties, excises, surcharges and import and export charges and other duties imposed by such authorities resulting from Suppliers performance hereunder.

Supplier hereby agrees that “Withholding Income Tax” paid by Buyer on behalf of the Supplier will constitute part of the Price agreed between the Parties. For such purpose, Buyer agrees to provide to Supplier a copy of the tax payment within 30 (thirty) calendar days of its payment.

Buyer will be responsible for all taxes, fees, levies, imposts, social contributions, value-added taxes, documentary taxes and any other similar or dissimilar taxes, penalties, excises, surcharges and import or export charges and other duties imposed by any Brazilian governmental authority or subdivision thereof which may be assessed against or incurred by Buyer as a result of its performance under this Agreement, such as fees or taxes resulting from customs clearance in Brazil. This will not include any taxes imposed on Supplier by Brazilian or other governmental authority or subdivision and withheld by Buyer as responsible for such withholding obligation.

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Both Parties agree to cooperate and amend the Agreement if necessary, and as legally permissible, to reduce, eliminate or recover any applicable taxes, duties, levies, excises, import fees, clearance costs or other charges of any kind which may be payable by either Party, where applicable, securing any certificate of exemptions or recoveries provided that such changes of modification do not transfer the tax burden from one Party to the other Party.

Each Party agrees to provide reasonable assistance to other Party in seeking to reduce, eliminate or recover such taxes, fees, levies, imposts, social contributions, value-added taxes as sales tax, documentary taxes and any other similar or dissimilar taxes, penalties, excises, surcharges and import and export charges and other duties imposed by any governmental authority paid by it to such tax authorities.  In case such assistance is needed, the required Party must provide, at no additional cost, the following documentation and/or operational support including, but not limited to Product technical reports and/or specifications, Product bill of material composition, Product illustrated catalogue, details of Product integrated solutions (e.g. main product and its secondary components, parts and tooling), consolidations or partial shipments.

Notwithstanding the above, Supplier agrees to pay and be responsible for, and to hold Buyer harmless, on an after tax basis, from all taxes, fees and duties on any property furnished by Buyer to Supplier including but not limited to data, information, materials, parts or tools, and Supplier agrees to, when required by the property owner in a timely manner, declare, file, register and/or pay all such taxes on behalf of Buyer and keep Buyer informed of all such activities and provide supporting documentation as requested.

8.6.2      Labor Taxes

Each Party must be responsible for all tax reports and tax payments and for the payment of social welfare contributions and compliance with all social welfare or other applicable regulations required to be made or discharged by employers under the laws of the other Party’s central or local government, where applicable, with respect to its employees stationed at the other Party’s locations.

8.7               Publicity and Customer Contact

Neither Party is allowed to disclose or otherwise make available to any third party, without the other Party’s prior written consent, any information relating to the subject matter of this Agreement including, without limitation, news releases, photographs, films, advertisements, public announcements and denials or confirmations of such public announcements. Supplier agrees to assist Buyer Group, reasonably, in advertising campaigns and promotion for the Aircraft as directed by Buyer.

Buyer is the only responsible for all contact with Customers regarding the Program and the Aircraft, as well as any other Buyer’s aircraft programs. Supplier must not make any contact with actual or potential Customers on the subject of the Program or without Buyer’s prior written consent unless to the extent necessary for Supplier to support Customer as per the terms of the Product Support Agreement, Exhibit G; and Supplier must respond to any inquiry from actual or potential Customers regarding the Program and the Aircraft by requesting that the inquiry be directed to Buyer copying Buyer in its response.

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8.8               Supplier Representations and Warranties

Supplier represents and warrants, in good faith, that:

(i)it has more than [***] of experience delivering power and propulsion systems with battery capabilities, it [***] and will perform all the work required for producing the Products and performing the Services in accordance with the terms of this Agreement. [***]

(ii)   [***];

(iii) at the time of performance, it will have all adequate facilities and equipment to perform its obligations established in this Agreement;

(iv) it will maintain during the term of this Agreement all licenses and permits applicable including all licenses required to maintain its activities and to perform its obligations under this Agreement;

(v)   it has not and will not enter into any agreement related to the Products which restricts or in any way whatsoever limits the use, operation, maintenance and after sales support of Products by Buyer or by Customers.

8.9               Independent Contractors

The relationship between Buyer and Supplier must be of independent contractors. Neither Party will represent itself as the agent or legal partner of another Party or do any act or thing which might result in other persons believing that it has authority to contract or in any other way to enter in commitments on behalf of the other.

8.10  Remedies not Exclusive

The rights and remedies set forth in this Agreement are not exclusive, except in those cases where this Agreement indicates that the remedy is as exclusive, and nothing contained in this Agreement will be deemed to diminish or eliminate any right or remedy which the Parties may have at law or in equity.

8.11  Changes to Supplier Ownership or Affiliation

If at any time Supplier becomes owned or controlled by or merges with any person or entity which competes with Buyer aircraft or that in any way impacts the performance of Supplier’s obligations under this Agreement, Supplier must notify Buyer in advance, and Buyer may terminate this Agreement by providing written notice to Supplier. Further, in the event that transfer of de facto control, or of a material part, of Supplier's business to a third party is contemplated, Supplier must give timely notice to Buyer, but no less than [***] prior to any such transfer or, in the event Supplier does not have knowledge of such transfer prior to its occurrence, Supplier agrees to give notice to Buyer [***] after said occurrence. Upon such notification, Buyer may, at its sole discretion, terminate this Agreement without any liability to Buyer, other than the payment by each Party of the amounts specified in [***] or renegotiate with Supplier mutually acceptable terms to continue this Agreement.

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8.12  Survival, Amendments and Assignment

8.12.1  Survival

The Parties agree that the obligations contained in the following provisions of this Agreement must survive any cancellation, termination or expiration of this Agreement:

Applicable Law, Compliance with Laws, Dispute Resolution and Jurisdiction, Export Control Compliance (including Exhibit K), Independent Contractors, Indemnification, Intellectual Property, Nonwaiver, Obsolescence, Proprietary Information, Remedies, Remedies Not Exclusive, Severability, Supplier Representations and Warranties, Surplus Products, Warranty for Buyer’s Production Line and/or Assembly Line; Survival; System Basic Data/ Supplier’s Technical Proposal (Exhibit B) and Product Support Agreement (Exhibit G).

8.12.2  Amendments and Assignment

This Agreement may only be altered, amended or supplemented by a written instrument executed by the Parties, except where otherwise provided herein.

Neither Party shall assign any of its rights hereunder, including, without limitation, rights to credits due or to become due hereunder, or delegate any of its duties hereunder without the prior written consent of the other Party, unless otherwise specifically provided in this Agreement. Such consent shall not be unreasonably withheld.

Notwithstanding the foregoing, the Parties agree that if Embraer decides to divest its interest in EVE, or EVE decides to buy out Embraer’s equity, the Parties will execute an amendment to this Agreement removing Embraer as a party, to the extent Embraer no longer retains any obligation to support or manufacture the Aircraft after such a divestiture.

8.13  Nonwaiver and Severability

No failure on the part of either Party in exercising partially or totally any right or remedy hereunder, or as provided by law or in equity, will impair, prejudice or constitute a waiver of any such right or remedy, or will preclude any other or further exercise thereof or the exercise of any other right or remedy.

If any provision of this Agreement is or becomes void or unenforceable by force or operation of law, the other provisions will remain valid and enforceable.

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8.14  Headings

Headings used in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

8.15  Applicable Law

This Agreement will be subject to and governed by the laws of the United States and the State of New York, excluding their choice-of-law principles (other than section 5-1401 and 5-1402 of the New York General Obligations Law). The United Nations Convention on Contracts for the International Sale of Goods, 1980, and any successor thereto, does not apply to this Agreement.

8.16  Dispute Resolution

All disputes arising out of or in connection with this Agreement which cannot be resolved amicably by the Parties must be determined by [***]

8.17  Notices, Requests and Language

All notices and requests in connection with this Agreement must be in writing. Any notice, request or other communication hereunder will be deemed duly given if it is sent to the addresses indicated in the preamble of this Agreement by airmail, facsimile or any other customary means of communication, to the contract administrators of the Program that each Party must indicate to the other at the appropriate time.

The effective date of any notice or request given in connection with this Agreement must be two (2) calendar days after the receipt by the addressee.

The language of this Agreement and all other documents in any way relating to this Agreement is the English language. In the event this Agreement or any other document in any way relating to this Agreement is translated into another language or is issued in more than one language, the version which must prevail for all purposes whatsoever is the version written in the English language.

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8.18  Entire Agreement

This Agreement, including all attachments hereto, constitutes the final, complete and exclusive agreement between the Parties relating to the subject matter hereof and cancels and supersedes all previous agreements between the Parties relating thereto, whether written or oral. Furthermore, the terms and conditions contained in this Agreement do not create or represent a precedent for the interpretation of any other agreements that have been or will be executed between the Parties not in relation to the subject matter hereof.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers, and to be effective as of the Effective Date above written.

By EVE UAM, LLC:

Name:	Name:
Title:	Title:

By EMBRAER S.A.:

Name:	Name:
Title:	Title:

By SUPPLIER:

Name:	Name:
Title:	Title:

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